As filed with the Securities and Exchange Commission on October 30, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Axonics Modulation Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-4744083
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

26 Technology Drive

Irvine, California 92618

(949) 396-6322

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raymond W. Cohen

Chief Executive Officer

Axonics Modulation Technologies, Inc.

26 Technology Drive

Irvine, California 92618

(949) 396-6322

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Hedge K&L Gates LLP 1 Park Plaza Twelfth Floor Irvine, California 92614 (949) 253-0900	Michael V. Williamson Senior Vice President and General Counsel Axonics Modulation Technologies, Inc. 26 Technology Drive Irvine, California 92618 (949) 396-6322	Ilir Mujalovic Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-227732

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value of $0.0001 per share	1,532,950	$15.00	$22,994,250	$2,787

(1)

The Registrant previously registered securities on a Registration Statement on Form S-1 (File No. 333-227732), which was declared effective on October 30, 2018. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional 1,532,950 shares of common stock having a proposed maximum aggregate offering price of $15.00 is hereby registered, which includes an additional 199,950 shares that the underwriters have the option to purchase.

(2)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. The registration fee is based on the public offering price.

(3)	A registration fee of $14,868 was previously paid in connection with the filing of the Registration Statement on Form S-1 (File No. 333-227732).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, Axonics Modulation Technologies, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-227732), which the Registrant initially filed with the Commission on October 5, 2018 (as amended, the “Prior Registration Statement”), and which the Commission declared effective on October 30, 2018.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 1,532,950 shares, 199,950 of which are issuable upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of K&L Gates LLP.

23.1	Consent of BDO USA, LLP, an independent registered public accounting firm.

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227732), originally filed with the Securities and Exchange Commission on October 5, 2018 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 30th day of October, 2018.

AXONICS MODULATION TECHNOLOGIES, INC.

By:	/s/ Raymond W. Cohen
Raymond W. Cohen Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond W. Cohen Raymond W. Cohen	Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2018

/s/ Danny L. Dearen Danny L. Dearen	President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2018

* Raphaël Wisniewski	Director	October 30, 2018

* Erik Amble, Ph.D.	Director	October 30, 2018

* Geoff Pardo	Director	October 30, 2018

* John Petrovich	Director	October 30, 2018

* Shahzad Malik, M.B. BChir	Director	October 30, 2018

* Juliet Tammenoms Bakker	Director	October 30, 2018

*By:	/s/ Raymond W. Cohen
Raymond W. Cohen Attorney-in-Fact